Exhibit 10.17

LEASE AGREEMENT

THIS AGREEMENT (the “Lease”), is made the 23rd day of February, two thousand and twenty-two, (2022) by and between Lawrence Satellites, LLC (hereinafter called “Lessor” or the “party of the first part”) and Bare Knuckle Fighting Championships, Inc., (hereinafter called “Lessee or the “party of the second part”). National Realty Corporation is Agent for Lessor.

WITNESSETH THAT: Lessor does hereby demise and let unto Lessee all that certain approximately 725 square feet in the building known as Satellite Three (3) and numbered as 583 Abbott Drive, Lipper Level, Broomall, Pennsylvania 19008, (collectively the “Leased Premises”), outlined on the site plan attached hereto as Exhibit “A” in the County of Delaware, Commonwealth of Pennsylvania and which forms a part of the “Industrial Estates”. The Leased Premises shall be used and occupied solely as Office Space for the term of two (2) years, beginning as hereinafter set forth in Section 1 and ending as hereinafter set forth in Section 1 for the Annual Minimum Rental amounts as hereinafter set forth in Section 2, in lawful money of the United States of America, payable in monthly installments in advance during the said term, or any renewals or extensions hereof, in sums as hereinafter set forth in Section 2, or elsewhere in the Lease, on the first (1st) day of each month, with the first (1st) installment to be paid upon execution of this Lease by Lessee.

WITH INTENT TO BE LEGALLY BOUND, and for good and valuable consideration, the extent and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. TERM

(A) The initial term of this Lease is two (2) years, beginning on the commencement date, as provided hereinafter, and ending twenty-four (24) months thereafter (the “Term”). If the commencement date (as defined hereinafter) occurs on a day other than the first (1st) day of a calendar month, the Term of this Lease shall be increased or extended by the number of days of that partial first month following the commencement date until the end of the calendar month in which the commencement date occurs. The First Lease Year is and shall be comprised of the number of days in any partial month following the commencement date plus twelve full calendar months thereafter. Each subsequent Lease Year thereafter shall commence of the anniversary of the first day of the first full month following the Commencement date and end twelve full calendar months thereafter.

(B) The commencement date of the Term hereunder shall occur on the date that the Lessor delivers possession of the Leased Premises to Lessee (the “Commencement Date”). When the Commencement Date of this Lease shall be established, the Lessor shall execute a memorandum confirming the commencement and expiration dates of this Lease.

2. ANNUAL MINIMUM RENT

(A) Lessee agrees to pay to Lessor an annual minimum rent (hereinafter “Annual Minimum Rent” or “AMR”) as hereinafter set forth, said Annual Rent to be paid in monthly installments, in advance, at the payment address of Lessor, without deduction, setoff, demand or notice, in lawful money of the United States of America, on the first (1st) day of each month of the Term hereof and any renewals or extensions thereof, in sums as set forth below. Lessee shall pay the first (1st) monthly installment upon execution of this Lease. If the Commencement Date of this Lease occurs on a day other than the first (1st) day of a calendar month, then the first (1st) monthly installment paid upon execution of this Lease shall be applied to the second (2nd) full calendar month following the Commencement Date. Lessee shall either remit to Lessor the per diem prorated amount of any partial first month following the Commencement Date immediately upon the establishment of the Commencement Date or shall include such prorated amount in the payment of the second monthly installment of Annual Minimum Rent.

725 Square Feet
Lease Year	Annual Amount	Monthly Amount	Amount PSF
1	$10,150.00	$845.83	$14.00
2	$10,454.50	$871.21	$14.42

(B) If Lessee does not remit payment of Annual Minimum Rent, or other amounts that shall be due under this Lease, when the same shall become due and payable, and such failure shall continue for a period of five (5) calendar days, Lessee shall pay to Lessor a service charge at the rate of two percent (2%) per month (or such lesser charge as may be the legal maximum for a debtor of the same nature and character as Lessee in the jurisdiction in which the Leased Premises is located) on the amount of such Annual Minimum Rent, or other amounts that shall be due under this Lease, for each month or portion of a month that Annual Minimum Rent, or other amounts that shall be due under this Lease, remain unpaid. Such service charge shall be for the purpose of defraying administrative expenses of Lessor and is not intended as a penalty against Lessee. The provisions of this paragraph shall not preclude Lessor from exercising any of its other remedies as set forth in this Lease or as provided by law or in equity.

3. SECURITY DEPOSIT

(A) Lessee shall, upon execution of this Lease by Lessee, deposit with Lessor as security for the performance of all the terms, covenants and conditions of this Lease, the sum of $1,000.00 (hereinafter the “Security Deposit”). This Security Deposit is to be retained by Lessor until the expiration of this Lease and shall be returnable to Lessee provided that,

(1) the Leased Premises has been vacated and returned to Lessor under the terms and conditions of Section 14 of this Lease;

(2) Lessee has paid in full all of the (i) Annual Minimum Rent, (ii) additional rent (as hereinafter defined) and (iii) service charges due and outstanding under this Lease at the expiration of this Lease and;

(3) after Lessor has inspected the Leased Premises (with or without Lessee) prior to or soon after the expiration or sooner termination of this Lease, Lessee has performed all of the repairs and/or cleaning as required by Lessor.

(B) If Lessee has not fully complied with all of the terms, covenants and conditions of this Lease, the Security Deposit, or any part thereof, shall be retained by Lessor as liquidated damages or, at Lessor’s discretion, may be applied by Lessor against any actual loss, damage or injury chargeable to Lessee under this Lease. If Lessor determines that the dollar amount of such loss, damage or injury exceeds the amount of the Security Deposit, Lessee shall be liable for the amount that exceeds the Security Deposit. Lessor’s determination of the amount, if any, of the Security Deposit to be returned to Lessee shall be final. It is understood and agreed between the parties that under no circumstances will the Lessee apply the Security Deposit to any or the final monthly installment of Annual Minimum Rent due under this Lease. In the event Landlord elects to apply all or part of the Security Deposit to any monetary delinquency, Lessee shall immediately upon notice replenish the Security Deposit to its original amount.

4. ADDITIONAL RENT

In addition to Annual Minimum Rent, Lessee shall pay to Lessor additional rent (hereinafter “Additional Rent”), defined as the following:

(A) Real Estate property taxes

Lessee shall pay to Lessor its proportionate share of any real property and school taxes, or payments in lieu thereof, both general and special assessed against the “Industrial Estates”, or all that portion of the “Industrial Estates” which includes and is assessed with the building of which the Leased Premises forms a part (the “Real Estate Taxes”).

Lessee’s proportionate share shall be a fraction whereby (i) the numerator shall be 725, which represents the square footage of the Leased Premises and (ii) the denominator shall be the total of the square footage of all rentable space in that portion of the “Industrial Estates” which is assessed together with the building of which the Leased Premises forms a part.

Lessee shall pay the Real Estate Taxes to Lessor within ten (10) calendar days from the date Lessor furnished Lessee with a copy of the bill or bills for the Real Estate Taxes. Nothing contained in this Section 4(A) shall be construed as an obligation on the part of the Lessee to pay to Delaware County, Marple Township or to the applicable school district all or any part of the Real Estate Taxes assessed against the “Industrial Estates.”

(B) Common Area Maintenance (“CAM”)

In lieu of Lessee paying to Lessor the cost incurred by Lessor in operating, maintaining and insuring the common areas, Lessee shall pay to Lessor a fixed base CAM charge in monthly installments as follows (the “Base CAM”):

725 Square Feet
Lease Year	Annual Amount	Monthly Amount	Amount PSF
1	$1,776.25	$148.02	$2.45
2	$1,848.75	$154.06	$2.55

(C) Water Usage and Sewer Rent

Lessee shall pay to Lessor its proportionate share of all charges for water consumed (the “Water Usage”) within the building in which the Leased Premises forms a part and all charges for repairs to the meter or meters on or serving the Leased Premises, whether such repairs are made necessary of ordinary wear and tear, freezing, hot water, accident or other causes. Lessee shall also pay to Lessor its proportionate share of all sewer rental charges or such charges for use of sewers, sewage systems or sewage treatment plants servicing the Leased Premises (the “Sewer Rent”). All of the above shall collectively constitute the Water/Sewer Charges.

For purposes of this Section 4(C), Lessee’s proportionate share shall be a fraction whereby (i) the numerator shall be 725 square feet, which represents the square footage of the Leased Premises and (ii) the denominator shall be the square footage of all rented space in Satellite 3. Lessee shall pay the Water/Sewer Charges to Lessor within ten (10) calendar days from the date Lessor furnishes Lessee a copy the bill or bills for such Water/Sewer Charges.

If Lessee’s water usage and/or requirements are or are expected to be in excess of the standard toilet and sink usage, Lessee shall be required to install, at Lessee’s expense, a meter or submeter for water and or sewer usage to exclusively serve the Leased Premises. In such event, Lessee shall remit payment of Water/Sewer Charges directly to the utility company or service company supplying said water/sewer service, or to Lessor, if applicable. Lessee agrees not to institute any changes in the use of the Leased Premises which will increase water/sewer usage without the prior written consent of Lessor first having been obtained.

(D) Fire Insurance Premiums and other Insurance Premiums

Lessee agrees to pay to Lessor all increases in fire insurance premiums or other insurance premiums placed upon the Leased Premises and/or the building of which the Leased Premises is a part, in excess of the rate at the date of execution of this Lease, if said increase is caused by any act or neglect of the Lessee, the nature of the Lessee’s business, or any other aspect of Lessee’s occupancy. All charges shall be due within ten (10) days of Lessor sending an invoice for same to Lessee.

(E) Damages for Default

Lessee agrees to pay to Lessor any and all sums, damages, costs and expenses (including, but not limited to, attorney fees) which may become due or Lessor may suffer or incur by reason of the failure of the Lessee to promptly and adequately comply with any or all of the terms, covenants and conditions of this Lease, any default of the Lessee, and/or caused by any act or neglect of the Lessee. All charges shall be due within ten (10) days of Lessor sending an invoice for same to Lessee.

(F) Construction Improvements

Except for the work provided for in ‘Exhibit B’, Lessee agrees to pay to Lessor any and all costs and expenses incurred by Lessor or Lessor’s general contractor for construction improvements performed at request of Lessee, including, but not limited to, any amounts due for the work performed by Lessor or Lessor’s general contractor after the Commencement Date of this Lease or at any time during this Lease as charged to Lessee by Lessor or Lessor’s general contractor under a separate bill or invoice, which invoice shall be due within ten (10) days of Lessor sending an invoice for same to Lessee.

5. UTILITIES

Lessee shall pay for all electric and gas, or other utility, used or consumed in or on the Leased Premises, as and when the charges therefor shall become due and payable, in each case provided the same are separately supplied and metered to the Leased Premises. If electric and gas, or other utility, are not separately metered, Lessor shall charge for such utilities services on a prorata basis and Lessee shall pay such charges within ten (10) calendar days from the date Lessor furnishes Lessee with a bill therefor.

Lessor shall not be liable to Lessee for any damages should the furnishing of any utilities by Lessor be interrupted or required to be terminated because of necessary repairs or improvements or any cause beyond the control of Lessor. Nor shall such interruption or termination relieve Lessee from the performance of Lessee’s obligations under this Lease or the performance of any of the terms, covenants and conditions of this Lease, provided, however, that, in the event of any such interruption or termination, After Lessee has used its best efforts, Lessor shall then use its best efforts to cause such services to be restored. Lessee shall notify all applicable utility companies as to Lessee’s designation of Lessor as having the right to receive a duplicate copy of all reminder notices, past due notices, delinquent account notices and termination notices issued by such utility companies upon the Leased Premises.

6. COVENANTS OF LESSEE

(A) Affirmative Covenants of Lessee

Lessee covenants and agrees that it will, without demand or notice from Lessor,

(1) Pay, without demand or set-off, the Annual Minimum Rent, Additional Rent and all other charges herein set forth as Lessee’s obligation to pay, within the time periods as specified in this Lease, in full and without fail. If Lessor shall at any time or times accept any payment or partial payment after such specified time periods, such acceptance shall not excuse or delay upon subsequent occasions Lessee’s payment obligations as set forth in this Lease or constitute or be construed as a waiver of any of Lessor’s rights or remedies reserved under this Lease. Lessee agrees that any charge or payment reserved under this Lease may be proceeded for and recovered by the Lessor by distraint or any other process in the same manner as Annual Minimum Rent or rent that is due and in arrears;

(2) Keep the Leased Premises clean and free from all ashes, dirt and other refuse matter and free from objectionable odors, insects, vermin or other pests;

(3) Make arrangements and pay for all trash removal, keep all garbage and refuse in the kind of container specified by Lessor, place the same outside of the Leased Premises for collection in the manner and at the place specified by Lessor or as may be required by Marple Township, schedule the frequency of pickup to prevent trash or refuse from exceeding the limit of the trash container and littering the common areas, and keep the trash area free from insects, vermin or other pests;

(4) Keep the interior of the Leased Premises, together with all electrical, plumbing, heating, air conditioning and other mechanical installations or other improvements therein in good order and proper repair. Lessee shall, at its expense, keep the HVAC system under an annual service contract with a qualified person or company, which contract shall provide for regular filter and/or belt changes/adjustments, equipment lubrication, Freon checks, and other routine adjustments or maintenance at the change of the seasons, but in no event shall be less than two (2) times per year, one of such times shall be at the beginning of the winter heating season and another the beginning of the spring/summer cooling season. Lessee shall furnish the Lessor with a copy of such HVAC contract or other evidence setting forth that the Lessee has an HVAC contract in full effect at all times during the Term of this Lease. Provided Lessee complies with the above obligations, LESSOR WILL WARRANT THE EXISTING HVAC UNIT UNTIL ITS REPLACEMENT, SUCH REPLACEMENT SHALL BE MADE AT THE LESSOR’S FULL COST AND EXPENSE. UPON REPLACEMENT OF THE EXISTING UNIT LESSEE WILL RECEIVE ALL BENEFITS OF THE MANUFACTURERS WARRANTY FOR THE NEW UNIT AND BE RESPONSIBLE FOR THE NEW UNIT. ALL WARRANTY WORK ON THE EXISTING UNIT MUST BE DONE BY THE LESSOR’S CONTRACTOR. ANY WORK NOT DONE BY THE LESSOR’S CONTRACTOR WILL NOT BE COVERED UNDER THIS WARRANTY; FAILURE TO KEEP ALL UNITS UNDER A SERVICE CONTRACT AS INDICATED ABOVE WILL VOID ALL WARRANTIES.

(5) refrain from parking trailers or trucks overnight in any area of the “Industrial Estates”, whether loaded or unloaded;

(6) Be responsible for the removal of all snow and ice from the sidewalk, curb top, trash area and stairs abutting the Leased Premises, and not burn, place or permit any obstructions or merchandise in such areas, and notify Lessor of any cracks in abutting sidewalks;

(7) Keep the Leased Premises at all times sufficiently heated to prevent freezing of water in pipes and fixtures;

(8) Require Lessee’s employees and visitors to park their cars and trucks only in those areas designated for that purpose by Lessor;

(9) Conduct Lessee’s business in the Leased Premises in all respects in a dignified manner and in accordance with any applicable federal, state, county or township laws, statutes and/or ordinances, and indemnify and hold Lessor harmless from any penalties, fines, costs or damages resulting from a failure to do so;

(10) Keep all coffeepots on a timer providing for its automatic shutoff;

(11) Use every precaution against fire and keep the utility/ mechanical room free of storage;

(12) Comply with the rules and regulations of Lessor as promulgated or as provide herein;

(13) Give Lessor prompt notice of any accident, fire, or damage to the Leased Premises or the common areas;

(14) Refrain from using space heaters in the Leased Premises, except as pre-approved in writing by the Lessor; and

(15) Refrain from storing/placing any materials outside the Leased Premises for any reason.

(16) Release Lessor from any liability to Lessee, or to those claiming by, through or under Lessee, for any loss of damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Leased Premises or any of the buildings on the Industrial Estates, or otherwise, or for any loss or damage resulting to Lessee or those claiming, by, through or under Lessee, or its or their property, from the bursting, stopping or leaking of water, gas, sprinkler, sewer or steam pipes.

(B) Negative Covenants of Lessee

Lessee covenants and agrees that it will not do any of the following without first obtaining the prior written consent of the Lessor:

(1) Occupy the Leased Premises in any other manner or for any other purpose than as set forth herein;

(2) Place or allow to be placed any stand, booth, sign or showcase upon the doorsteps or outside walls of the Leased Premises or in the common areas, or paint, place or erect or cause to painted, placed or erected any sign, projection or device on or in any part of the Lease Premises or the common area. Lessee shall remove any and all signs, projections or devices painted, placed or erected and restore the Leased Premises and/or common area to its former condition at or prior to the expiration or sooner termination of this Lease. In the case of a default of this covenant, Lessor shall have the right to remove any such stand, booth, sign, showcase, projection or device and restore the Leased Premises and/or common areas to its condition at the time of execution of this Lease, and Lessee, at Lessor’s option, shall be responsible to reimburse Lessor for all such costs and expenses incurred, which costs and expenses shall be considered “Damages for Default”;

(3) Make any alterations, improvements or additions to the Leased Premises. All alterations, improvements, additions or fixtures, whether installed before or after the execution of this Lease, shall remain upon the Leased Premises at the expiration or sooner termination of this Lease and become the property of Lessor, unless Lessor shall, prior to the expiration or sooner termination of this Lease, have given written notice to Lessee to remove any of the same. In such case, Lessee will remove such alterations, improvements, additions or fixtures without delay and restore the Leased Premises to the same good order and condition as at the time of the execution of this Lease. Should Lessee fail to do so, Lessor may remove such and Lessee shall be responsible to reimburse Lessor all costs and expenses incurred, which costs and expenses shall be considered “Damages for Default”;

(4) Use or operate any machinery that, in Lessor’s opinion, is harmful to the Leased Premises or the building in which the Leased Premises forms a part, or is disrupting to neighboring Lessees;

(5) Place any weights in any portion of the Leased Premises beyond the safe carrying capacity of the structure;

(6) Do, or cause to be done, any act or thing or have any matter in the Leased Premises objectionable to Lessor’s fire or other insurance policies, whereby the fire insurance or any other insurance now in force or hereinafter placed upon the Leased Premises or any part thereof or on the building of which the Leased Premises forms a part shall become void or suspended or whereby the same shall be rated as a more hazardous risk than at the date of execution of this Lease. Nor shall Lessee employ any person or persons objectionable to Lessor’s fire or other insurance company or have any explosive or flammable matter or substance in or about the Leased Premises or common areas;

(7) Remove, attempt to remove or manifest an intention to remove Lessee’s furniture, fixtures, equipment or inventory from or out of the Leased Premises, other than in the ordinary and usual course of business, without having first paid and satisfied Lessor for all Annual Minimum Rent, Additional Rent or other charges due for the Term of this Lease; and

(8) Vacate, desert, or abandon said premises during the Term of this Lease or permit the same to be unoccupied.

7. AFFIRMATIVE COVENANTS OF LESSOR

Lessor hereby agrees as follows:

(A) Lessor will keep the roof, foundation, structure, trash enclosures and exterior walls of the Leased Premises, excepting any damage caused by any act or omission of the Lessee or Lessee’s agents, contractors, employees, invitees or vendors, in proper repair and good order and provided that in each case Lessee shall have given Lessor prior written notice of the necessity of any such repair(s).

(B) Lessor shall be responsible for all repairs and maintenance to the common areas (as defined in Section 10 of this Lease), including snow removal, landscaping and parking lot striping, resurfacing, lighting and cleaning, unless otherwise provided.

(C) Lessor shall be responsible for all repairs and maintenance to the exterior and underground water and sewer lines (such shall not include repairs to Lessee’s bathroom sink, toilet or other interior plumbing within or under the Leased Premises), provided that in each case Lessee shall have given Lessor prior written notice of the necessity of such repair(s).

(D) Lessor shall be responsible for repairs to the electric service to the Leased Premises (such shall not include repairs to Lessee’s electrical distribution within the Leased Premises), provided that in each case Lessee shall have given Lessor prior written notice of the necessity of such repairs.

(E) Lessor agrees that it will give to Lessee the benefit of all guarantees or warranties it may have from its contractors or material suppliers and that Lessee may enforce such guarantees or warranties either in Lessee’s name or in Lessor’s name.

(F) Lessor agrees to warrant the HVAC system and warehouse heaters (if applicable) installed by Lessor through one cooling season and one heating season as first occurring after the Commencement Date, unless any repairs or maintenance shall result from any misuse or neglect of such system or equipment by Lessee or Lessee’s agents, contractors, employees, invitees or vendors. Notwithstanding the foregoing, in the event Lessee fails to place the HVAC system and warehouse heaters (if applicable) under an annual maintenance contract on or before the Delivery Date of this Lease as required in Section 6(a)(4) herein, this warranty shall be declared absolutely null and void.

8. MISCELLANEOUS AGREEMENTS AND COVENANTS

Lessor and Lessee do hereby agree as follows:

(A) Except as specifically provided for herein, it is understood and agreed that Lessor has no duty or obligation to make alterations or repairs to the Leased Premises at any time prior to or during the Term of this Lease. All costs and expenses incurred by Lessor or Lessor’s general contractor for any repairs or alterations completed by Lessor or Lessor’s general contractor at the request of Lessee shall be charged to Lessee as provided for in Section 4(F) herein.

(B) The failure of Lessor to make or complete such alterations, additions, improvements or repairs as required by contract or agreement entered into now or subsequently entered into between Lessor and Lessee relative to any alterations, additions, improvements or repairs shall in any way affect the payment of Annual Minimum Rent, Additional Rent or any other charges due under this Lease.

(C) It is understood and agreed that Lessor does not warrant Lessee’s ability nor undertake itself to obtain a permit under any zoning ordinance or regulation for Lessee’s use of the Leased Premises as specified herein and Lessor may, but shall have no obligation to, assist Lessee in obtaining said permits. In the event Lessee cannot obtain a permit under any zoning ordinance or regulation, Lessee shall use the Leased Premises only as allowed under such zoning ordinance or regulation or the Lease may terminate if Lessee obtains the prior written consent of Lessor.

(D) If, with the written permission of Lessor, Lessee shall vacate or decide at any time during the Term of this Lease or any renewal thereof to vacate or desert the Leased Premises prior to the expiration date of this Lease or any renewal hereof, Lessee shall not cause or allow any other person, entity or agent to represent Lessee in any attempt to sublet or relet the Leased Premises other than National Realty Corporation (or any other agent approved by Lessor). In the event Lessee does or attempts to do so, Lessor or Lessor’s agent may remove any signs placed on, in or about the Leased Premises without liability to Lessor or Lessor’s agent and without any notice to Lessee.

(E) It is understood and agreed that National Realty Corporation is acting as agent for the Lessor only and shall not in any event be held liable to the Lessor or to the Lessee for the fulfillment or nonfulfillment of any of the terms, covenants or conditions or this Lease or for any action or proceedings that may be taken by the Lessor against Lessee or by the Lessee against the Lessor.

(F) It is understood and agreed that any law, usage or custom to the contrary notwithstanding, Lessor shall have the right at all times to enforce any or all of the terms, covenants and conditions of this Lease as specifically provided for herein, notwithstanding any conduct or custom on the part of the Lessor in refraining from doing so at any time or times and, further, that the failure of Lessor at any time or times to enforce the specific terms, covenants and conditions of this Lease shall not be construed as having created a custom in any manner contrary to the specific terms, covenants and conditions herein, a waiver, or as having in any way or manner modified the same.

(G) This Lease is granted upon the express condition that Lessee and all assignees, sublessees or employees shall not conduct themselves in a manner which the Lessor, in his sole opinion, may deem improper or objectionable and that if at any time during the Term of this Lease or any renewal thereof the Lessee or any assignee, sublessee or employee shall have conducted themselves in such a manner, Lessee shall be deemed to be in default of this Lease.

(H) Lessor reserves the right at any time and from time to time to make alterations or additions to and to build additional units to the building which the Leased Premises forms a part and to build adjoining the same. Lessor also reserves the right to construct or add to other buildings or improvements in the “Industrial Estates” and to permit others to do so from time to time.

9. LESSORS RIGHTS

Lessee agrees that Lessor shall have the right to do the following things and/or matters in and about the Leased Premises:

(A) At all times by itself or its agents and/or employees, go upon and inspect the Leased Premises, and/or at Lessor’s option, make repairs, alterations or additions to the Leased Premises or the building of which the Leased Premises forms a part.

(B) At any time make such rules and regulations as in Lessor’s sole opinion may from time to time be necessary for the safety, care and cleanliness of the Leased Premises and for the preservation of good order therein. Such rules and regulations, when notice thereof is given to Lessee in writing, shall become a part of this Lease and any violation of such rules and regulations shall be deemed to be a default under this Lease.

(C) At any time display a “For Sale” or “For Rent” sign in or on the Leased Premises within ninety (90) days of the expiration date of this Lease. Such signs shall be placed in or on such part of the Leased Premises as Lessor shall elect and may contain such matter or information as Lessor may require. Prospective purchasers or lessees authorized by Lessor may inspect the Leased Premises at any time.

(D) Lessor has the right to discontinue all or part of any facilities furnished or services rendered by Lessor not specifically agreed to in this Lease, it being understood that such facilities and/or services constitute no part of the consideration of this Lease.

(E) Lessor shall have the right to enter upon the Leased Premises and cure any default of this Lease created by Lessee’s failure to perform any repairs and/or maintenance required under this Lease. All costs and expenses incurred by Lessor in performing such repairs and/or maintenance shall be considered damages for default and shall be due as Additional Rent as so provided for in this Lease.

10. COMMON AREA DEFINED

(A) The use and occupation by the Lessee of the Leased Premises shall include a license for the use in common with others entitled thereto of the common areas, service roads, loading facilities, sidewalks and customer car parking areas and other facilities as may be designated from time to time by the Lessor, subject to Lessee’s compliance all of the terms, covenants and conditions of this Lease and to the rules and regulations for the use of the common areas as prescribed from time to time by Lessor.

All parking areas and facilities furnished by Lessor in or near the Industrial Estates, including truck way or ways, loading docks, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, comfort stations and other areas and improvements provided by the Lessor for the general use, in common for lessees and lessees’ customers shall at all times be subject to the exclusive control and management of Lessor and Lessor shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas mentioned in this Section. Lessor shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, and location and arrangement of parking areas and other facilities herein above referred to; to restrict parking by lessees and lessees’ customers; to enforce parking charges by operation of meters or otherwise with appropriate provisions for free parking ticket validation by lessees; to close all or any portion of said area or facilities to such extent as may be, in the sole opinion of Lessor or Lessor’s counsel to be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do or caused to be performed such other acts in or to said areas and improvements as, in the use of good business judgment, the Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by lessees and lessees’ customers. Lessor will operate and maintain the common areas referred to herein in such manner as Lessor shall, in its sole opinion, so determine from time to time.

All common areas and facilities not within the Leased Premises, which lessee or lessees’ customers may be permitted to use or occupy, are to be used and occupied under a revocable license, and if the amount of such areas are to be diminished, Lessor shall not be subject to any liability nor shall Lessee be entitled to any compensation or diminution or abatement of Annual Minimum Rent or Additional Rent nor shall such diminution of such common areas or facilities be deemed a constructive or actual eviction.

(B) It is understood and agreed that the Annual Minimum Rent as set forth in Section 2 hereof shall include the cost of operating, maintaining and insuring the exterior common areas (as defined herein). The term “Common Area Maintenance” (C.A.M.) shall mean the total cost of all items of expense relating to ownership, operation and management of all portions of the Industrial Estates.

(C) Lessor shall not be liable to Lessee for any damages in the event Lessor’s furnishing of any such services to and/or operation of the exterior common areas is interrupted or required to be terminated because of the necessary of repair and/or maintenance or any cause beyond the control of Lessor.

11. IMPROVEMENTS

(A) LESSEE IS ACCEPTING THE SPACE IN AS-IS WHERE IS CONDITION WITH NO IMPROVEMENTS BY THE LESSOR

(B) All work to be completed by Lessor and Lessee shall be done in a good and workmanlike manner in accordance with Marple Township fire and building codes along with all other applicable laws, statutes, ordinances, etc. Each party shall be responsible for obtaining all permits and paying all fees, including township permits, applicable to the Party’s own work as set forth in Exhibit “B”. The Leased Premises shall be delivered to Lessee in a broom clean condition, excepting any debris/work by Lessee.

(C) Lessee shall be responsible, at its sole cost and expense, to complete the following improvements or betterments:

(1) Exterior Sign (subject to Township and Lessor’s approval).

(2) Any other interior improvements required by the Lessee.

(D) Delivery of possession within the meaning of this Lease shall be accomplished by Lessor’s delivery to Lessee of the keys to the Leased Premises with the Leased Premises being substantially ready for Lessee’s occupancy, per and to the extent of the Exhibits hereto.

(E) Lessee, prior to the date of completion of the Leased Premises by Lessor, shall have the right and privilege, without any rental obligation, to enter the Leased Premises to install and prepare the Leased Premises for the operation of Lessee’s telephone, provided that the activities of the Lessee or its contractors shall not unreasonably interfere with the work of construction and improvement of the Lessor, if any, and provided further that Lessor shall not be held responsible, Lessee hereby indemnifying and holding Lessor harmless for any loss or damage to the telephone equipment or for the loss, damage and/or injury to property or persons in or about the Leased Premises at the direction of Lessee.

(F) If Lessor is unable to give Lessee possession of the Leased Premises, as herein provided by reason of the holding over of a previous occupant or by reason of any cause beyond the control of the Lessor, Lessor shall not be liable for damages to Lessee but, during such period that Lessor is unable to give possession, ail rights, obligations and remedies of both parties hereunder shall be suspended.

(G) Punch list items presented to the Lessor within thirty (30) days of occupancy shall be addressed to the Lessee’s reasonable satisfaction by Lessor within thirty (30) days of said notice.

(H) The taking of occupancy of the Leased Premises by the Lessee shall be conclusive evidence that the Lessee accepts possession of the same and the Leased Premises are in good and satisfactory condition at the time such occupancy was taken, except for punch list items identified by the Lessee in writing to the Lessor within the above stated time period.

12. INSURANCE

(A) Non Liability of Lessor

Except for the sole or gross negligence of the Lessor, its agents or employees, Lessee agrees to protect, defend, hold harmless and indemnify the Lessor, its agents, or employees from and against any and all claims, actions, damages, liabilities, losses, costs and expenses arising out of any actual or alleged death or injury to any person and/or damages to any property or business, including the property or business of the Lessee, occurring in or about or arising out of the Leased Premises and/or abutting sidewalks, curbs, loading platforms, driveways, or occasioned wholly or in part by any act or omission of Lessee, its agents, sub-Lessees, licensees, concessionaires, contractors, customers, invitees or employees. In the event that Lessor shall be made a party to any litigation commenced by or against Lessee, its agents, sub-Lessees, licensees, concessionaires, contractors, customers, invitees or employees, Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and attorney’s fees incurred or paid by Lessor in connection with such litigation.

(B) Insurance of Lessee

The Lessee agrees to maintain, at its own cost and expense, the insurance policies set forth in the attached Exhibit “C”:

13. PERMITS

It is hereby understood and agreed that the Lessee shall be responsible for the payment of any and all use and occupancy permits, taxes and/or fees levied by the Commonwealth, Federal or local Municipality, including but not limited to State fire and panic approval and final certificate of occupancy by Marple Township or other applicable authority. In addition, Lessee shall be responsible for any fees or permits incidental to the installation of any of its work, signs and/or window lettering.

14. EXPIRATION/TERMINATION OF LEASE

(A) Expiration of Term

It is hereby mutually agreed that either Lessor or Lessee may terminate this Lease at the end of said Term by giving to the other party written notice thereof at least one hundred-twenty (120) days prior thereto, but in default of such notice, this Lease shall continue upon the same terms and conditions in effect immediately prior to the expiration of the Term hereof as are herein contained for a further period of one (1) year, (the “Automatic Renewal”). All Automatic Renewals shall have an eight percent (8%) increase to Annual Minimum Rent and CAM over the previous year each year from year to year. Should this Lease continue for a further period, any monetary or other allowances given Lessee shall not extend beyond the original Term. Further, if Lessor gives written notice prior to the termination of any Term hereby created of its intention to change the terms and conditions of this Lease, Lessee shall have ten (10) calendar days from such notice to notify Lessor of Lessee’s intention to vacate the Leased Premises at the end of the current Term. If Lessee fails to provide such notice, Lessee shall be considered a Lessee under the terms and conditions mentioned in such notice for a further Term as provided above, or for such further Term as may be stated in such notice. All powers granted to Lessor by this Lease may be exercised and Lessee shall perform all obligations imposed upon Lessee by this Lease during any extension of the original Term as during the original Term itself.

(B) Surrender of Premises

Lessee will surrender the Leased Premises at the expiration of the Term or at such other time as it may vacate the Leased Premises with Lessor’s written consent in as good condition as the Leased Premises are at the commencement of this Lease, broom swept, excepting depreciation caused by ordinary wear and tear. All exterior signs shall remain on the property and become the property of the Lessor, unless Lessor releases to Lessee.

(C) Holdover

In the event Lessee remains in possession of the Leased Premises after the expiration or sooner termination of the Term without Lessor’s consent (“holdover”) and Lessor has given Lessee written notice of Lessor’s desire to terminate the Lease as mentioned above, Lessee shall be charged Annual Minimum Rent at three hundred percent (300%) of the Annual Minimum Rent amount in effect at the time of holdover, charged on a per diem basis for every day Lessee remains in possession of the Leased Premises beyond the expiration date. During any period of holdover, all conditions, provisions and obligations of this Lease and, in the event of default, all of the rights and remedies available to Lessor in this Lease shall extend into such holdover period and remain in full force and affect.

(D) Trade Fixtures

Provided Lessee is not in default of any term, covenant or condition of this Lease, all trade fixtures and/or equipment installed by Lessee in the Leased Premises (trade fixtures being deemed not to include the exterior sign affixed by Lessee) shall remain the property of the Lessee and shall be removed at the expiration or earlier termination of this Lease, or any renewal or extension thereof, provided that, in the event of such removal, Lessee shall repair any damage caused by such removal. Any such trade fixtures and/or equipment not fully removed at or prior to such termination or expiration shall become the property of Lessor. Lighting fixtures, exterior sign (including framework and supports) and HVAC equipment, whether or not installed by Lessee, shall not be removable at the expiration or earlier termination of this Lease, or at the expiration of any renewal thereof, and shall become or remain the property of Lessor. Upon the expiration or sooner termination of this Lease, Lessee shall either leave all such items or, at Lessors option, Lessee shall remove any such items designated by Lessor and restore the Leased Premises to its original condition.

15. ASSIGNMENT AND SUBLETTING

Lessee shall not assign, mortgage or pledge this Lease, under-let or sublease the Leased Premises, or any portion thereof, or permit any other person, firm or corporation to occupy the Leased Premises, or any part thereof, without the prior written consent of Lessor, nor shall any assignee or sublessee assign, mortgage or pledge this Lease or such sublease without an additional prior written consent of Lessor. Without such Landlord consent, no such assignment, mortgage, pledge or sub-lease shall be deemed valid. If the Lessee becomes embarrassed or insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Lessee, or a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed, or if the real or personal property of the Lessee shall be sold or levied upon by any Sheriff, Marshall or Constable, the same shall be deemed to be a default of this Lease.

16. PARTIAL DESTRUCTION OF PREMISES

If, during the Term of this Lease, a substantial portion of the Leased Premises is so impaired by fire or other casualty not occurring through the negligence of the Lessee or those claiming under Lessee or their employees respectively, and the said Leased Premises cannot be repaired within one-hundred twenty (120) days from the happening of such injury, then this Lease shall cease and terminate from the date of such injury. Lessee in such cases shall not pay the Annual Minimum Rent for the period of time after the injury and shall immediately surrender the Leased Premises to Lessor, which may enter upon and repossess the same. If such injury can be repaired within one-hundred twenty (120) days thereafter, Lessor may enter and repair, even though the effect of such entry is to render the Leased Premises or a portion thereof untenable, and this Lease shall not be affected, except that the Annual Minimum Rent shall be apportioned or suspended while such repairs are being made.

If the Leased Premises shall be so slightly injured by fire or other casualty as not to render the Leased Premises unfit for Lessee’s use and occupancy, and such injury renders damaged areas unusable for a period of more than seven (7) business days, Annual Minimum Rent due from the date of injury to the date of completion of repairs or resumption of use, whichever comes first, shall be apportioned to the ratio that the number of square feet of the usable portion bears to the total number of square feet of the Leased Premises. If a dispute arises as to the amount of adjusted Annual Minimum Rent due under this clause, Lessee agrees to pay the full amount claimed by Lessor. Lessee shall, however, have the right to proceed by law to recover the excess payment, if any. In the event of such partial or total damage or destruction to the Leased Premises, the Lessor shall notify the Lessee with in sixty (60) days from the date of said occurrence of Lessor’s intent to repair and/or restore the Leased Premises or to terminate the Lease.

17. CONDEMNATION

In the event the Leased Premises or any part thereof is taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor and Annual Minimum Rent shall abate in proportion to the square feet of the Leased Premises condemned or taken, or shall terminate if the entire Leased Premises is taken or condemned. In either event, Lessee waives all claims against Lessor by reason of the complete or partial taking or condemning of the Leased Premises and it is hereby agreed that Lessee shall not be entitled to any notice whatsoever of the partial or complete termination of this Lease by reason of the aforesaid. Further, Lessee shall have the right to seek from the taking or condemning authority its separate award for business dislocation, machinery and/or equipment damaged and moving expenses, provided that the same shall not diminish the award to Lessor for the taking or condemning of realty, and Lessee shall make no claim for the value of its Leasehold, if any.

18. SUBORDINATION AND ATTORNMENT

(A) Subordination of Lease

Lessee agrees to subordinate and hereby subordinates all of its rights, title and interest in this Lease and the Leased Premises to any Lease wherein Lessor is the Lessee and to the lien of any or all mortgages or deeds of trust, regardless of whether such Lease, mortgages or deed of trust now exist or may hereafter be created with regard to all or any part of the property (which includes, without limitation, the Satellite in which the Leased Premises forms a part) and to any and all advances to be made thereunder, and to the interest thereon, and all modifications, consolidations, renewals, replacements and extensions thereof, provided the Lessor, mortgagees or trustee shall agree to recognize this Lease and Lessee’s rights hereunder in the event of termination of this Lease or foreclosure under the mortgages or deeds of trust, provided there is no event of default. Such subordination shall be effective without the execution of any further instrument

(B) Attornment

In the event of the sale or transfer of Lessor’s interest in this Lease or the property (except in a sale-leaseback financing transaction), any proceedings brought for the foreclosure of, the exercise of the power of sale under any mortgage or deed of trust covering the property, the termination of any Lease in a sale-leaseback transaction wherein Lessor is the Lessee, Lessee shall attorn to and recognize such purchaser, transferee or mortgagee as Lessor under this Lease and any such successor to Lessor shall observe the rights and interests of Lessee and assume the obligations of Lessor under this Lease provided there is no event of default by Lessee.

19. NOTICES

Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and forwarded by Registered or Certified mail, return receipt requested and postage prepaid, to the following addresses:

LESSOR:	Lawrence Satellites, LLC c/o National Realty Corporation 1001 Baltimore Pike Springfield, PA 19064

PAYMENTS:	Lawrence Satellites. LLC c/o Continental Developers, LLC 1604 Walnut Street Philadelphia. PA 19103

LESSEE:	Bare Knuckle Fighting Championships, INC. 583 Abbott Drive Broomall, PA 19008

20. REMEDIES OF LESSOR

(A) Remedies

If the Lessee:

(1) Does not pay in full when due any and all installments of Annual Minimum Rent, Additional Rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Lessee.

(2) Violates, fails to perform, or otherwise breaks any covenant herein contained;

(3) Vacates the Leased Premises, removes, or attempts to or manifests an intention to remove any goods or property there from, other than in the ordinary and usual course of business, without having first paid and satisfied the Lessor in full for all Annual Minimum Rent, Additional Rent and other charges then due that may thereafter become due until the expiration of the then current Term, or

(4) Becomes insolvent, makes an assignment for the benefit of creditors, a petition in bankruptcy by or against the Lessee is filed, a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed, proceedings for reorganization or for composition with creditors under any State or Federal law is instituted by or against Lessee, or if the real or personal property of the Lessee is to be sold or levied upon by any Sheriff, Marshall or Constable, then there shall be deemed to be a default of this Lease (hereinafter “Default” or “default”) and thereupon ipso facto and without entry or other action by Lessor: then

(a) The Annual Minimum Rent for the entire unexpired balance of the Term of this Lease, as well Additional Rent and all other charges, payments, costs and expenses herein agreed to be paid by the Lessee or, at the option of Lessor, any part thereof, plus all costs and officers’ commissions including watchman’s wages and further including the five percent (5%) chargeable by Act Of Assembly to the Lessor, shall, in addition to any and all installments of Annual Minimum Rent and Additional Rent already due and payable and in arrears and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent, and/or any other charge, expense or cost herein agreed to be paid by the Lessee which may be due and payable and in arrears, shall be due and payable and in arrears as if by the terms and provisions of this Lease, the whole balance of unpaid rent, and other charges, payments, taxes, costs and expenses were on the date payable in advance; and if this Lease or any part thereof is assigned or if the Leased Premises or any part thereof is sublet, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee’s agent to collect the Annual Minimum Rent and Additional Rent and all other charges due by such assignee or sublessee and apply the same to the Annual Minimum Rent and Additional Rent due hereunder without in any way affecting Lessee’s obligation to pay any unpaid balance of rent due hereunder.

(b) This Lease and the Term hereby created shall determine and become absolutely void without any right on the part of the Lessee to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of Annual Minimum Rent and Additional Rent and all other charges reserved for the balance of the Term of this Lease, for the residue of said Term. Lessor shall also be entitled to recover as additional damages all costs, commissions, lost rent for periods of vacancy, fees and expenses incurred by Lessor in reletting the Leased Premises and refitting the Leased Premises for relet.

(c) Notwithstanding the above, Lessor shall have no right to exercise any remedy for default by Lessee in this Lease and Lessee shall not be deemed to be in default unless:

(i) Lessor shall give Lessee written notice specifying the nature of the default,

(ii) there is a default in payment of Annual Minimum Rent, Additional Rent or other charges due hereunder when payment becomes due and payable, and such default shall not be completely cured in full within five (5) calendar days of Lessee receipt of Lessor notice of such default, or

(iii) there is a default for other than payment of any amounts due hereunder and Lessee shall fail to begin to cure the default within ten (10) calendar days of Lessee receipt of Lessor’s written notice specifying such default and thereafter shall fail to proceed expeditiously, diligently, continuously and in good faith to cure such default.

(B) Further Remedies

In the event of any default, the Lessee agrees that:

(1) All inventory, equipment, machinery, trade fixtures, contents of registers and other personal property of any kind or nature whatsoever at any time or from time to time within the Leased Premises, as well as not within the Leased Premises but serving or related to the Leased Premises, whether owned by Lessee or others (collectively the “Subject Property”) is and shall be throughout the Term as well thereafter subject to the lien of Lessor and distraint for any and all Annual Minimum Rent and Additional Rent and all other charges not paid when due including, without limitation, the Lost Profit Sum, and Lessee hereby grants to Lessor such lien on the Subject Property and the right and remedy of distraint thereof, together with the right and remedy of “Self Help” (hereinafter defined). Such lien of Lessor shall be conclusively presumed to have been perfected and distraint of the Subject Property to have occurred by and on the date of written notice given to Lessee pursuant to this Lease or a written notice given to Lessee of the occurrence of an Event of Default or default (whichever written notice is first given). The term “Self Help” means and shall be any action or other conduct by Lessor, any agent of or anyone else acting for Lessor, by which Lessee is deprived of possession or control over the Subject Property and includes, without limitation, the changing of locks of the Leased Premises, denying Lessee entry to the Leased Premises, terminating or otherwise ceasing utility services to the Leased Premises (including, without limitation, electricity, gas and/or water), entering the Leased Premises, removing any, some or all of the Subject Property therefrom and/or storing the same, all at Lessee’s sole cost and expense, proceeding with or without writ or process, assistance or involvement of constables or other officers and selling at private or other sale, by auction or otherwise, the Subject Property. Lessee hereby irrevocably authorizes and empowers Lessor and any agent of and/or anyone else acting for Lessor to exercise the right and remedy of “Self Help”, Lessee agreeing that the exercise thereof is absolutely privileged and shall not constitute a breach or default of this Lease by Lessor or grounds for damages or other relief in favor of Lessee or any other directly or indirectly claiming by, through or under Lessee and Lessee shall defend, protect, indemnify and hold harmless Lessor, all agents of and anyone else acting for Lessor, therefrom.

(2) Lessor may Lease said premises or any part, or parts thereof, to such person or persons as in Lessor’s sole discretion seem best and the Lessee shall be liable for any loss of Annual Minimum Rent and Additional Rent and all other charges for the balance of the then current Term.

(C) Confession of Judgment

SECTIONS 20(C) (1) AND 20(C) (2) BELOW SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST LESSEE. IN GRANTING THESE WARRANTS OF AUTHORITY TO CONFESS JUDGMENT AGAINST LESSEE, LESSEE HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS LESSEE MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA BEFORE JUDGMENT IS ENTERED OR EXECUTED THEREON.

(1) LESSEE COVENANTS AND AGREES THAT IF THERE IS A DEFAULT, THEN LESSOR MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS FOR MONEY TO BE ENTERED AGAINST LESSEE AND, FOR THOSE PURPOSES, LESSEE HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (a) LESSEE HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS AND PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LESSOR (AS WELL AS SOMEONE ACTING FOR LESSOR) IN ANY AND ALL ACTIONS COMMENCED AGAINST LESSEE FOR RECOVERY OF THE ANNUAL MINIMUM RENT AND ADDITIONAL RENT AND/OR OTHER CHARGES, PAYMENTS, COST AND EXPENSES IN THIS LEASE (INDIVIDUALLY AND COLLECTIVELY, “THE RENT”) AGREED TO BE PAID BY LESSEE OR TO LESSOR TO APPEAR FOR LESSEE AND ASSESS DAMAGES AND CONFESS OR OTHERWISE ENTER JUDGMENT AGAINST LESSEE FOR ALL OR ANY PART OF THE RENT AND/OR OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES IN THIS LEASE AGREED TO BE PAID BY LESSEE OR TO LESSOR INCLUDING WITHOUT LIMITATION, AMOUNTS OF ACCELERATED RENT UNDER SECTION 20(A)(4)(a), TOGETHER WITH INTEREST AND COSTS AS WELL AS ANY ATTORNEYS COMMISSION OF FIVE PERCENT (5%) OF THE FULL AMOUNT OF SUCH RENT, CHARGES, PAYMENTS, COSTS, EXPENSES AND AMOUNTS, AND THEREUPON WRITS OF EXECUTION AS WELL AS ATTACHMENT MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE; WRIT OR PROCEEDING WHATSOEVER; (b) THE WARRANT OF ATTORNEY HEREIN GRANTED SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF BUT SUCCESSIVE ACTIONS MAY BE COMMENCED AND SUCCESSIVE JUDGMENTS MAY BE CONFESSED OR OTHERWISE ENTERED AGAINST LESSEE FROM TIME TO TIME

AS OFTEN AS ANY OF THE RENT INCLUDING, WITHOUT LIMITATION, ACCELERATED RENT, CHARGES, PAYMENTS, COSTS, EXPENSES AND AMOUNTS SHALL FALL DUE, OR BE OR BECOME DUE, OR BE IN ARREARS, AND THIS WARRANT OF ATTORNEY MAY BE EXERCISED DURING AS WELL AS AFTER TERMINATION OR EXPIRATION OF THE TERM AND/OR DURING OR AFTER THE RENEWAL OPTION TERM AND ANY OTHER EXTENSIONS OF THE TERM OR RENEWALS TO THIS LEASE; AND (c) THE PROVISIONS OF SECTION 20(C)(3) HEREOF ARE INCORPORATED HEREIN BY THIS REFERENCE THERETO.

(2) LESSEE COVENANTS AND AGREES THAT IF THERE IS A DEFAULT OR THIS LEASE IS TERMINATED OR THE TERM, INCLUDING, WITHOUT LIMITATION, THE RENEWAL OPTION TERM OR ANY OTHER EXTENSIONS OR RENEWALS THEREOF IS TERMINATED OR EXPIRES THEN, AND IN ADDITION TO THE RIGHTS AND REMEDIES SET FORTH IN 20(C)(1), LESSOR MAY, WITHOUT LIMITATION, CAUSE JUDGMENT IN EJECTMENT FOR POSSESSION OF THE LEASED PREMISES TO BE ENTERED AGAINST LESSEE AND, FOR THOSE PURPOSES, LESSEE HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY (a) LESSEE HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LESSOR (AS WELL AS SOMEONE ACTING FOR LESSOR) IN ANY AND ALL ACTION COMMENCE FOR RECOVERY OF POSSESSION OF THE LEASED PREMISES TO APPEAR FOR LESSEE AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE LEASED PREMISES AGAINST LESSEE AND ALL PERSONS ACTING, HOLDING OR CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER LESSEE, AND THEREUPON WRITS OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; (b) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE LEASED PREMISES SHOULD REMAIN IN OR BE RESTORED TO LESSEE, LESSOR SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED PREMISES, INCLUDING, WITHOUT LIMITATION, APPEARING FOR LESSEE AND CONFESSING OR OTHERWISE ENTERING JUDGMENT FOR POSSESSION OF THE LEASED PREMISES AS HEREINBEFORE SET FORTH; AND (c) THE PROVISIONS OF SECTION 20(C)(3) HEREOF ARE INCORPORATED HEREBY THIS REFERENCE THERETO.

(3) IN ANY ACTION OR PROCEEDING DESCRIBED IN SECTION 20(C)(1) AND/OR SECTION 20(C)(2), OR IN CONNECTION THEREWITH, IF A COPY OF THIS LEASE IS THEREIN VERIFIED BY LESSOR (OR SOMEONE ACTING FOR LESSOR) TO BE A TRUE AND CORRECT COPY OF THIS LEASE, SUCH COPY SHALL BE CONCLUSIVELY PRESUMED TO BE TRUE AND CORRECT BY VIRTUE OF SUCH VERIFICATION AND IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS LEASE, ANY STATUTE, RULES OF COURT OR LAW CUSTOM, OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. LESSEE HEREBY RELEASES TO LESSOR, ANYONE ACTING FOR LESSOR AND ALL ATTORNEYS

WHO MAY APPEAR FOR LESSEE ALL ERROR IN PROCEDURE REGARDING THE ENTRY OR JUDGMENT OR JUDGMENTS BY CONFESSION OR OTHERWISE BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED HEREIN, AND ALL LIABILITY THEREFOR. THE RIGHT TO ENTER JUDGMENT OR JUDGMENTS BY CONFESSION OR OTHERWISE BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED HEREIN AND TO ENFORCE ALL OF THE OTHER PROVISIONS OF THIS LEASE MAY BE EXERCISED BY ANY ASSIGNEE OF LESSOR S RIGHT, TITLE AND INTEREST IN THE LEASE AND IN SUCH ASSIGNEE S OWN NAME, ANY STATUTE, RULE OF COURT OR LAW, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

(4) NO TERMINATION OF THIS LEASE NOR TAKING NOR RECOVERING POSSESSION OF THE LEASED PREMISES SHALL DEPRIVE LESSOR OF ANY RIGHTS, REMEDIES OR ACTIONS AGAINST LESSEE FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE COMMENCEMENT OR MAINTENANCE OR ANY SUCH ACTION FOR RENT, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER RIGHT, REMEDY OR ACTION HEREIN PROVIDED OR AT LAW OR IN EQUITY BE DEEMED TO BE A WAIVER OF THE RIGHT OF LESSOR TO RECOVER POSSESSION OF THE LEASED PREMISES.

(D) Waivers by Lessee

Lessee expressly waives:

(1) The benefit of all laws, now or hereinafter in force, exempting any goods in the Leased Premises or elsewhere from distraint, levy or sale in any legal proceeding taken by Lessor to enforce any rights under this Lease.

(2) The benefit of all laws now made or which may hereinafter be made regarding any limitation as to the goods upon which, or the time within which, distress is to be made after the removal of goods and Lessee further relieves Lessor of the obligation of proving or identifying such goods; it being the purpose and intent of this provision that all goods of Lessee, whether upon the Leased Premises or not, shall be liable to distraint

(3) The right to issue a writ of replevin for the recovery of any goods seized under or levied upon an execution for Rent, damages or otherwise.

(4) The right to delay execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease and any right to have the same appraised. Lessee authorizes the Prothonotary or Clerk to enter a writ of execution or other process upon Lessees voluntary waiver and further agrees that said real estate may be sold on a writ of execution or other process.

(5) All rights under the Landlord and Tenant Act of 1951, and all supplements and amendments thereto, hereby authorizing the sale of any goods distrained for rent at any time after seven (7) days from said distraint without any appraisement and condemnation thereof.

(6) The right of three (3) months and/or fifteen (15) or thirty (30) days’ notice required under certain circumstances by the Landlord and Tenant Act of 1951, as amended, Lessee hereby agreeing that the respective notice periods provided for in this Lease shall be sufficient in either or any such case.

(E) Right of Assignee of Lessee

The right to enter judgment against Lessee and to enforce all of the other provisions of this Lease hereinabove provided for, at the option of any assignee of this Lease, may be exercised by any assignee of the Lessor’s right, title and interest in this Lease in his, her or their own name, notwithstanding the fact that any or all assignments of the said right, title and interest may not be executed and/or witnessed in accordance with the Act Of Assembly of May 28,1715, 1Sm L. 90, and all supplements and amendments thereto that have been or may hereafter be passed and Lessee hereby expressly waives the requirements of said Act Of Assembly and any and all laws regulating the manner and/or form in which assignments shall be executed and witnessed.

(F) Remedies Cumulative

All of the remedies hereinbefore given to Lessor and all rights and remedies given to him by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering of the Leased Premises shall deprive Lessor of any of his remedies or actions against the Lessee for rent due at the time or which, under the terms hereof, would in the future become due as if there has been no determination, or for any and all sums due at the time or which, under the terms hereof would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Leased Premises.

21. MISCELLANEOUS

(A) Heirs and Assignees

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties, and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein, and the word “Lessee” shall be deemed and taken to mean each and every person or party mentioned as a Lessee herein, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this Lease, may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The words “his”, “him” or “it”, wherever stated herein shall be deemed to refer to the “Lessor” and the “Lessee”, whether such Lessor or Lessee be singular or plural and irrespective of gender. No rights, however, shall insure to the benefit of any assignee of Lessee unless Lessor has approved the assignment of such assignee in writing as aforesaid.

(B) Headings no part of Lease

Any headings proceeding the text of the several paragraphs and sub-paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they effect its meaning, construction or effect.

(C) Lease Year Defined

A Lease year is hereby defined to mean any twelve (12) month period commencing on the Commencement Date as herein defined and ending twelve (12) consecutive months thereafter, and each subsequent anniversary thereof. In the event the Commencement Date occurs on a date other than the first day of a calendar month, then the first (1st) Lease year shall end on the last day of the month in which the first (1st) anniversary of the Commencement Date occurs, and each subsequent Lease year shall be the period of twelve (12) months commencing on the first (1st) day of the first (1st) month after the end of the first (1st) Lease year, and each Lease year thereafter.

(D) Partial Invalidity

If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a Court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision of this Lease, but such other clauses or provisions shall remain in full force and affect. The substantive laws of the Commonwealth of Pennsylvania shall govern the validity, interpretation, performance and enforcement of this Lease.

(E) Estoppel Certificate

Within ten (10) days after a request therefor by Lessor, Lessee shall deliver in recordable form a certificate to any proposed mortgagee or purchaser or to Lessor, certifying that this Lease is in full force and effect; whether any amendments exist and, if so, the date of such amendments; the date to which Annual Minimum Rent, Additional Rent and other charges due have been paid; that Lessor is not in default of this Lease, as amended (if applicable), or the nature of any defaults existing; the extent of any remaining options to renew or extend the Term of this Lease; and that no option exists to purchase any portion of the Lawrence Park Industrial Estates.

(F) Lease Contains All Agreements

It is expressly understood and agreed by and between Lessor and Lessee that this Lease and any attached riders, exhibits and/or note pages set forth all of the promises, agreements, conditions and understandings between Lessor, Lessor’s agent and Lessee relative to the Leased Premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between Lessor and Lessee other than as set forth in this Lease. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless confirmed in writing.

(G) Surrender of Premises

At the expiration or sooner termination of the Term, Lessee shall peacefully surrender the Leased Premises in broom clean condition and in the same condition and state of repair as the Lessee is required to maintain during the Term. Lessee shall surrender all keys to the Leased Premises to the Lessor at the place then fixed for payment of rent and shall inform Lessor of all combinations on locks, safes, and vaults, if any in the Leased Premises.

(H) Lessor

The term Lessor as used in the Lease shall refer only to the owner for the time being of Lessor’s right, title and interest in this Lease and estate in the Leased Premises. Lessor shall be and is hereby relieved of all covenants and obligations of Lessor hereunder after the date of transfer of Lessor’s right, title and interest in the Lease and estate in the Leased Premises, and it shall be construed without further agreement between the parties that the transferee shall own or hold the same Leased Premises. The provisions of this Section shall apply to each successive transfer of Lessor’s right, title and interest in this lease estate in the Leased Premises. If Lessor shall be in default under this Lease, and if as a consequence of such default, a judgment or order is entered against Lessor (alone or with others) such judgment or order shall be satisfied only out of the proceeds of sale received upon execution of such judgment or order and levied thereon against the right, title and interest of Lessor in the Lawrence Park Industrial Estates, same may then be encumbered and Lessor shall not be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor or agent, other than the Lessor’s right, title and interest in the Lawrence Park Industrial Estates, hereinbefore expressly provided.

(I) Relocation Space

At any time during the Term of this Lease and Amendments Lessor can require Lessee to relocate into another space in the Lawrence Park Industrial Estates. Lessor will give Lessee “Relocation Notice” by identifying the space which shall not be less than twenty percent (20%) smaller than the original space if the space is smaller Lessee will pay a rent equal to the price per square foot multiplied by the square footage of the Relocation Space. In the event the space is larger Lessee will only be required to pay rent set forth in Section 2A. Lessor will be responsible for the cost of the usual and customary cost of relocation.

(J) Lessee’s Early Termination

Lessee shall have the right to terminate this lease if the Lessee moves Bare Knuckle Fighting Championships, Inc. to “newly rented” space in the portfolio of the Lessor. The Lessee may not terminate this Lease if Lessee moves Bare Knuckle Fighting Championships, Inc. to existing space leased by the Lessee.

Attached and made a part of this Lease:

Exhibit “A” - Site Plan

Exhibit “B” - Lessor Work Description

Exhibit “C”- Lessee’s Insurance

LESSOR: Lawrence Satellites, LLC	LESSEE: Bare Knuckle Fighting Championships, Inc.

BY:	BY:

Witness:	Witness:

ACKNOWLEDGMENT

THIS LEASE PROVIDES FOR THE REMEDY OF CONFESSION OF JUDGMENT BY LESSOR AND WAIVES CERTAIN OTHER RIGHTS AND REMEDIES BY LESSEE. IN CONNECTION THEREWITH, LESSEE VOLUNTARILY AND KNOWINGLY WAIVES LESSEE’S RIGHT, IF ANY, TO NOTICE AND TO BE HEARD BEFORE THE ENTRY OF CONFESSION OF JUDGMENT.

LESSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS LEASE, INCLUDING THE CONFESSION OF JUDGMENT, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

LESSEE: Bare Knuckle Fighting Championships, Inc.

BY:

[STATE]: PENNSYLVANIA

: ss

COUNTY OF DELAWARE	:

This record was acknowledged before me on, the   day of      , A.D. 2022,

by .

Notary Public
My Commission Expires:

EXHIBIT “A”

EXHIBIT “B”

Lessor Work Description

LESSEE IS ACCEPTING THE SPACE IN AS-IS CONDITION

EXHIBIT “C”

INSURANCE REQUIREMENTS

TENANT’S INSURANCE REQUIREMENTS

Tenant shall at all times during the Term keep in full force and effect the following insurance coverage. Tenant shall maintain other types of insurance and /or additional limits that are required for licensing purposes and customary in Tenant’s industry and geographic area.

1.	Commercial General Liability Insurance

A policy of general liability insurance with respect to the Leased Premises, the walks, sidewalks, and curbs abutting the Leased Premises, and the business operated by Tenant and any licensees, concessionaires, and occupants of the Leased Premises.

a.	Limits shall not be less than the amounts stated below for each insuring section:

i.	Each Occurrence Limit: $1,000,000

ii.	Damage to Premises Rented to You Limit: $100,000

iii.	Medical Expense Limit: $5,000 iv.Personal Injury and Advertising Injury Limit: $1,000,000

v.	General Aggregate Limit (Other than Products/Completed Operations: $2,000,000

vi.	Products/Completed Operation Limit: $1,000,000

b.

Such insurance shall be written on an ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

c.	The coverage herein required shall, in addition, extend to any liability of Tenant arising out of the indemnity provisions in Section 12A

d.	If this policy insures other locations, the policy shall include a per location aggregate ISO endorsement CG 25-04 (or a substitute form providing equivalent coverage).

e.	Landlord reserves the right to require an increase in limit in accordance with industry standards.

2.	Property Insurance

A policy of insurance on an “all-risk” of physical loss basis in an amount equal to one hundred (100%) percent of the full replacement value of Tenant Improvements also known as Leasehold Improvements whether installed by Tenant or Landlord including plate glass and all of Tenant’s goods, personal property, merchandise, furniture, fixtures, equipment, including but not limited to, heating, ventilation and air conditioning systems; alterations, additions, improvements or changes in the Leased Premises.

a.	This policy shall include business interruption on an “all risk of physical loss basis for a minimum period of one year.

3.	Workers Compensation and Employer’s Liability

A policy of Workers’ Compensation and Employer’s Liability insurance affording statutory coverage and containing statutory limits with the Employer’s Liability portion thereof to have limits not less than $100,000 each accident; $100,000 each disease and $500,000 policy aggregate. This requirement is waived if there are no employees.

4.	Business Auto Liability Insurance

A Business Auto Liability policy in an amount not less than $1,000,000 per accident affording coverage for any owned autos, including non-owned and hired autos. If the Tenant does not have any owned autos than the Tenant is required only to have non-owned auto insurance.

5.	General Provisions

a.

All insurance Tenant is required to maintain under this Lease shall be in insurance companies rated at least “A” in the most recent edition of “Best’s Key Rating Guide” (Best’s) with a financial size of at least “X” and permitted to do business in Pennsylvania.

b.

All Liability insurance except Employer’s Liability shall name Landlord and Landlord’s indemnities as additional insureds on a Primary, Non-Contributory basis to any Landlord or Landlord’s indemnitees insurance.

c.

To the extent permitted by applicable law, Tenant waives all rights against Landlord and Landlord’s indemnitees for recovery of damages (insurance proceeds) to the extent the damages (insurance proceeds) are covered by insurance obtained and maintained by Tenant including, but not limited to, the insurance required above. All insurance policies shall allow the Tenant to waive subrogation as required in the foregoing sentence and endorse the policies, if necessary, to effect such waiver of subrogation.

d.

Evidence of Insurance. Prior to taking occupancy, Tenant shall furnish Landlord with certificate(s) of insurance, executed by a duly authorized representative of each insurer, showing compliance with the insurance requirements set forth above and continually furnish Landlord with such certificate(s) upon each insurance policy renewal or materially change in coverage throughout the term of lease.

e.

Failure of Landlord to demand such certificate(s) or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver of Tenant’s obligation to maintain such insurance.

f.	Failure to maintain the required insurance may result in termination of this Lease at Landlord’s option.

g.	If Tenant fails to maintain the insurance as set forth herein, Landlord shall have the right, but not the obligation, to purchase said insurance at Tenant’s expense.

h.	Tenant shall provide certified copies of any insurance policies required above within 10 days of Landlord’s written request for said copies.

i.

By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in this lease.

6.	increase in Insurance Rates

Tenant will not do anything which violates the provisions of Landlord’s liability and property insurance policies or which will prevent Landlord from maintaining or procuring such policies in companies acceptable to Landlord. If anything done by Tenant shall cause the premium rate of Landlord’s insurance on the Leased Premises to be increased beyond the lowest otherwise available rate as fixed by the appropriate underwriters from time to time, Tenant shall pay the amount of such increase as Additional Rent within ten (10) days after presentation Landlord’s invoice therefor. In determining whether increased premiums are the result of Tenant’s use of the Leased Premises, a schedule issued by the ISO or Landlord’s insurer, whichever applies, shall be conclusive evidence of the increase to be paid by Tenant.

a.

No flammable, combustible or hazardous materials may be kept by Tenant in or upon the Leased Premises, except after written consent of Landlord, and then only in the manner and at such locations and under such conditions as may be specified by Landlord’s insurer and the governmental authorities having jurisdiction.